U. S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

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Filed by a Party other than the Registrant [  ]

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[x]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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[x]	No fee required.

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[ ]	Fee paid previously with preliminary materials.

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April 14, 2004

Dear Stockholder:

        You are invited to attend the Annual Meeting of Stockholders of Dollar Thrifty Automotive Group, Inc. which will be held at 11:00 a.m., C.D.T., Friday, May 21, 2004, at Dollar Thrifty Plaza West Tower, 5310 East 31st Street, First Floor, Tulsa, Oklahoma 74135.

         The formal Notice of Annual Meeting of Stockholders and Proxy Statement accompanying this letter provide detailed information concerning matters to be considered and acted upon at the meeting.

         Whether or not you plan to attend the Annual Meeting, please execute and return the enclosed proxy at your earliest convenience. Your shares will then be represented at the meeting, and the Company will avoid the expense of further solicitation to assure a quorum and a representative vote. If you later attend the meeting and wish to vote in person, you may withdraw your proxy and vote at that time.

Sincerely,

/S/ THOMAS P. CAPO

Thomas P. Capo
Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 14, 2004

TO THE STOCKHOLDERS OF DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.:

        The Annual Meeting of Stockholders of Dollar Thrifty Automotive Group, Inc. will be held at 11:00 a.m., C.D.T., Friday, May 21, 2004, at Dollar Thrifty Plaza West Tower, 5310 East 31st Street, First Floor, Tulsa, Oklahoma 74135, for the following purposes:

1.	To elect eight (8) directors to serve until the next annual meeting of stockholders or until their successors shall have been elected and shall qualify; and

2.	To conduct any other business properly brought before the meeting.

         Only stockholders of record at the close of business on March 31, 2004 are entitled to notice of and to vote at the Annual Meeting of Stockholders.

         A list of stockholders entitled to vote at the meeting will be available for examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, at least ten days before the meeting in the Office of the Executive Director of Investor Relations, Dollar Thrifty Automotive Group, Inc., 5330 East 31st Street, Tulsa, Oklahoma 74135.

        Your vote is important. Please vote now by proxy even if you plan to attend the meeting. You may vote by marking, signing and dating your proxy card on the reverse side and returning it promptly in the accompanying envelope. The return of the enclosed proxy will not affect your right to vote if you attend the meeting in person.

By Order of the Board of Directors

/S/ STEPHEN W. RAY

Stephen W. Ray
Secretary

Your vote is important. Please vote by marking, signing and dating your proxy card on the reverse side and returning it promptly
in the accompanying envelope.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
5330 East 31st Street
Tulsa, Oklahoma 74135

PROXY STATEMENT

INFORMATION ABOUT THE MEETING

         This Proxy Statement is solicited by the Board of Directors of Dollar Thrifty Automotive Group, Inc., a Delaware corporation (“DTG”), and is furnished in connection with the Annual Meeting of Stockholders to be held at 11:00 a.m., C.D.T., Friday, May 21, 2004, at Dollar Thrifty Plaza West Tower, 5310 East 31st Street, First Floor, Tulsa, Oklahoma 74135. DTG began mailing this Proxy Statement and the accompanying proxy card on or about April 14, 2004.

         As used in this Proxy Statement, "Company" means collectively DTG and its subsidiaries.

Quorum

         The record date for the meeting is March 31, 2004. DTG has outstanding one class of voting securities, being common stock, $0.01 par value (“Common Stock” or “Shares”), of which 25,209,714 Shares were outstanding as of the close of business on the record date. A majority of those Shares (a quorum) must be present, in person or by proxy, to conduct business at the meeting. Abstentions and broker non-votes are counted as present in determining whether there is a quorum. In addition, any stockholder who completes the proxy card withholding authority to vote for a director nominee will be counted as present in determining if there is a quorum.

Vote Required

         Each stockholder is entitled to one vote for each Share held of record at the close of business on the record date. Directors are elected by a plurality of the votes cast at the meeting. Because each director nominee is running unopposed, any nominee can be elected upon any affirmative vote regardless of whether such nominee receives more than 50% of the stockholder vote. Any other matter voted on at the meeting will be approved if a majority of the votes cast are in favor of such matter. Abstentions and broker non-votes are not votes cast and are not counted in determining whether a nominee is elected or a matter is approved. Inspectors of election appointed by the Board will tabulate the votes cast.

Proxy Voting

         The proxy card represents the Shares held of record by each stockholder. Each stockholder can authorize the individuals named in the proxy card to vote Shares by signing, dating and mailing the proxy card. Each stockholder’s Shares will then be voted at the meeting as the stockholder specifies or, if the stockholder does not specify a choice, as recommended by the Board. Each stockholder may revoke the proxy by voting in person at the meeting, or by submitting a written revocation or a later dated proxy that is received by DTG before the meeting. If you hold your Shares through a brokerage firm or other nominee, you may elect to vote your Shares by a toll-free phone number or over the Internet by following the instructions on the proxy materials forwarded to you.

Proxy Solicitation

         Execution and return of the enclosed proxy is being solicited by and on behalf of the Board of Directors of DTG for the purposes set forth in the Notice of Annual Meeting. Solicitation other than by mail may be made personally, by telephone or otherwise, by employee officers and employees of DTG who will not be additionally compensated for such services. Brokerage firms, banks, fiduciaries, voting trustees or other nominees will be requested to forward the soliciting material to each beneficial owner of Shares held of record by them. Georgeson Shareholder Communications Inc. has been retained to assist in the solicitation of proxies at a cost of approximately $6,500. The total cost of soliciting proxies will be borne by DTG.

PROPOSAL - ELECTION OF DIRECTORS

         DTG has nominated for re-election to the Board eight candidates who currently serve on DTG’s Board. If elected, each candidate will serve for a one-year term ending at the Annual Meeting of Stockholders to be held in 2005, or when their successors are duly elected and qualified. For more information concerning these director nominees, see “Biographical Information Regarding Director Nominees and Named Executive Officers - Director Nominees.” Unless otherwise designated, the enclosed proxy card will be voted FOR the election of the foregoing nominees as directors. The Board does not believe that any of these nominees will be unable to stand for election, but should any nominee unexpectedly become unavailable for election, the stockholder’s proxy will be voted for a new nominee designated by the Board unless the Board reduces the number of directors to be elected.

        THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES DESCRIBED HEREIN AS DIRECTORS OF DTG.

BIOGRAPHICAL INFORMATION REGARDING
DIRECTOR NOMINEES AND NAMED EXECUTIVE OFFICERS

Director Nominees

         Below is information concerning each of the nominees for election to the Board, including their name, age, principal occupation or employment during at least the past five years and the period during which such person has served as a director of DTG.

        Molly Shi Boren, age 60, has served as a director since May 2000. A lawyer and former judge, she has been active in Oklahoma and national civic affairs. Ms. Boren has previously served as a director of Pepsi-Cola Bottling Company of Chicago, Liberty Bancorporation, Pet Food Company and Central and South West Corporation.

        Thomas P. Capo, age 53,has served as a director since November 1997 and Chairman of the Board since October 2003. Mr. Capo was a Senior Vice President and the Treasurer of DaimlerChrysler Corporation, from November 1998 to August 2000. From November 1991 to October 1998 he was Treasurer of Chrysler Corporation. Prior to holding these positions, Mr. Capo served as Vice President and Controller of Chrysler Financial Corporation. Mr. Capo is also a director of Sonic Automotive, Inc.

        Maryann N. Keller, age 60, has served as a director since May 2000. Ms. Keller was President of the Automotive Services unit of priceline.com from July 1999 to November 2000. She was a financial analyst with ING Barings from January 1999 to June 1999. Ms. Keller is currently the President of Maryann Keller & Associates, a consulting firm, and is also a director of Sonic Automotive, Inc. and Falcon Financial Investment Trust.

        The Honorable Edward C. Lumley, age 64, has served as a director since December 1997. Mr. Lumley has been Vice Chairman of the investment banking firm BMO Nesbitt Burns since August 1994. Mr. Lumley is also a director of Air Canada, Canadian National Railway Company, Magna International Inc., Magna Entertainment Corp., Intier Automotive Inc. and BCE Inc.

        Gary L. Paxton, age 57, has served as a director since October 2003. Mr. Paxton is currently the Chief Executive Officer and President of DTG. Prior to serving as Chief Executive Officer and President, Mr. Paxton was an Executive Vice President of DTG from November 1997 to December 2002 and was the Chief Operating Officer and President of DTG - Corporate Operations, from January 2003 to September 2003. Mr. Paxton also served as a director of DTG from November 1997 to May 2000. Mr. Paxton was President of Dollar Rent A Car Systems, Inc. (now known as DTG Operations, Inc.) from November 1990 to December 2002.

         John C. Pope, age 55, has served as a director since December 1997. Mr. Pope has been Chairman of PFI Group, an investment firm, since July 1994. Mr. Pope was the Chairman of the Board of MotivePower Industries, Inc. from January 1996 to November 1999 and a director from May 1995 to November 1999. Mr. Pope served as a director and in various executive positions with UAL Corporation and United Airlines, Inc. between April 1988 and July 1994. Mr. Pope is also a director of Air Canada, CNF, Inc., Federal Mogul Corporation, Kraft Foods Inc., Per-Se Technologies, Inc., RR Donnelley & Sons Co. and Waste Management, Inc. Mr. Pope will resign as a director of Air Canada and Federal Mogul Corporation upon each such corporation emerging from reorganization proceedings, which is anticipated to occur for each corporation in the latter half of 2004.

        John P. Tierney, age 72, has served as a director since December 1997. Mr. Tierney was the Chairman and Chief Executive Officer of Chrysler Financial Corporation, the financial services subsidiary of Chrysler Corporation, from August 1987 until his retirement in December 1994. Prior to holding this position, he was the Chief Financial Officer of American Motors Corporation. Mr. Tierney is also a director of Charter One Financial, Inc.

        Edward L. Wax, age 67, has served as a director since December 1997. Mr. Wax has been Chairman Emeritus of Saatchi & Saatchi Advertising Worldwide, an advertising firm with substantial experience in the travel industry, since January 1998. Mr. Wax is also a director of Golf Trust of America, Inc.

Named Executive Officers

         The following sets forth information concerning the executive officers of DTG other than Mr. Paxton (whose information appears above) identified under “Executive Compensation - Summary Compensation Table”, including their name, age, principal occupation and employment during at least the past five years and the period during which such person has served as an executive officer of DTG.

         Joseph E. Cappy, age 69, served as a director of DTG from November 1997 until his retirement in December 2003. He was also the Chief Executive Officer and Chairman of the Board of DTG from November 1997 to September 2003 and served as President of DTG from November 1997 to December 2002. Mr. Cappy is also a director of BOK Financial Corporation.

         John J. Foley, age 48, is currently a Senior Executive Vice President of DTG. Prior to his election as a DTG officer, Mr. Foley was an Executive Vice President of Dollar Rent A Car Systems, Inc. (now known as DTG Operations, Inc.) since August 1995.

         Peter G. Guptill, age 61, is currently an Executive Vice President of DTG and was the Executive Vice President of Dollar Rent A Car Systems, Inc. - Florida Region (now known as DTG Operations, Inc.) from January 1996 to December 2002. Mr. Guptill is also a director of the Travel Industry Association of America and Visit Florida.

         Steven B. Hildebrand, age 49, is currently a Senior Executive Vice President and the Chief Financial Officer of DTG and was the Vice President and Chief Financial Officer of DTG from November 1997 to May 2000. Prior to his election as a DTG officer, Mr. Hildebrand was Executive Vice President and Chief Financial Officer of Thrifty Rent-A-Car System, Inc. since August 1995.

         Donald M. Himelfarb, age 58, is currently a Senior Executive Vice President and the Chief Administrative Officer of DTG. Prior to holding these offices, Mr. Himelfarb was an Executive Vice President of DTG from November 1997 to December 2002 and was the Chief Operating Officer and President of DTG - Marketing, Franchising and Administration from January 2003 to September 2003. Mr. Himelfarb also served as a director of DTG from November 1997 to May 2000. Mr. Himelfarb was President of Thrifty Rent-A-Car System, Inc. from June 1990 to December 2002 and Thrifty, Inc. from December 1998 to December 2002.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

Certain Beneficial Owners

         The following table sets forth certain information as of March 24, 2004 with respect to each person known by DTG to beneficially own more than 5% of the outstanding Shares:

Name and Address	Amount and Nature
of Beneficial Owner	of Beneficial Ownership	Percent of Class (1)

Franklin Resources, Inc. (2)	2,062,000	8.2%
Charles B. Johnson
Rupert H. Johnson, Jr.
One Franklin Parkway
San Mateo, California 94403
Franklin Advisory Services, LLC
One Parker Plaza, 16th Floor
Fort Lee, New Jersey 07024

Tweedy, Browne Company LLC	2,040,429	8.1%
350 Park Avenue
New York, New York 10022

Dimensional Fund Advisors Inc. (3)	1,769,742	7.0%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401

T. Rowe Price Associates, Inc. (4)	1,442,000	5.7%
100 East Pratt Street
Baltimore, Maryland 21202

(1)	Based on 25,227,214 Shares outstanding as of March 24, 2004.

(2)	Charles B. Johnson and Rupert H. Johnson, Jr. (the"Principal Shareholders") each own in excess of ten percent (10%) of the outstanding common stock of Franklin Resources, Inc. ("FRI"). Franklin Advisory Services, LLC ("FAS"), and advisory subsidiary of FRI, has the sole power to vote or to direct the vote of the Shares and the sole power to dispose or to direct the disposition of the Shares. The Principal Shareholders, FRI and FAS each disclaim beneficial ownership of the Shares.

(3)	Dimensional Fund Advisors Inc. disclaims beneficial ownership of the Shares.

(4)	The Shares are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment advisor with power to direct investments and/or sole power to vote the Shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such Shares; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such Shares.

Directors, Director Nominees and Executive Officers

        The following table sets forth certain information as of March 24, 2004, with respect to the number of Shares owned by (i) each director nominee of DTG, (ii) each named executive officer of DTG, and (iii) all directors and named executive officers of DTG as a group.

	Amount and Nature
Name of Beneficial Owner	of Beneficial Ownership (1)		Percent of Class (2)

Molly Shi Boren	31,417	(3)	Less than 1%

Thomas P. Capo	30,600	(4)	Less than 1%

Maryann N. Keller	32,082	(5)	Less than 1%

The Hon. Edward C. Lumley	48,119	(6)	Less than 1%

Gary L. Paxton	244,428	(7)	Less than 1%

John C. Pope	53,176	(8)	Less than 1%

John P. Tierney	52,313	(9)	Less than 1%

Edward L. Wax	48,381	(10)	Less than 1%

Joseph E. Cappy	144,900	(11)	Less than 1%

John J. Foley	132,433	(12)	Less than 1%

Peter G. Guptill	73,727	(13)	Less than 1%

Steven B. Hildebrand	178,971	(14)	Less than 1%

Donald M. Himelfarb	211,945	(15)	Less than 1%

All directors and executive officers as a group	1,282,492		5.1%

(1)	The SEC deems a person to have beneficial ownership of all shares which such person has the right to acquire within sixty (60) days. Accordingly, Shares subject to options exercisable within sixty (60) days are included in this column.

(2)	Based on 25,227,214 Shares outstanding as of March 24, 2004.

(3)	Consists of (i) 16,417 Shares subject to a deferral agreement between DTG and Ms. Boren, of which 3,500 are restricted Shares that shall vest on December 31, 2004, and (ii) 15,000 Shares subject to options.

(4)	Consists of (i) 16,956 Shares subject to a deferral agreement between DTG and Mr. Capo, of which 3,500 are restricted Shares that shall vest on December 31, 2004, and (ii) 13,644 Shares subject to options.

(5)	Consists of (i) 17,082 Shares subject to a deferral agreement between DTG and Ms. Keller, of which 3,500 are restricted Shares that shall vest on December 31, 2004, and (ii) 15,000 Shares subject to options.

(6)	Consists of (i) 21,619 Shares owned of record by Mr. Lumley, (ii) 3,500 restricted Shares that shall vest on December 31, 2004, and (iii) 23,000 Shares subject to options.

(7)	Consists of (i) 9,000 Shares owned of record by Mr. Paxton's trust, (ii) 31,395 Shares held in the Deferred Compensation Plan, (iii) 4,733 Performance Shares that shall vest on January 31, 2005, and (iv) 199,300 Shares subject to options.

(8)	Consists of (i) 6,000 Shares owned of record by Mr. Pope, (ii) 24,176 Shares subject to a deferral agreement between DTG and Mr. Pope, of which 3,500 are restricted Shares that shall vest on December 31, 2004, and (iii) 23,000 Shares subject to options.

(9)	Consists of (i) 6,000 Shares owned of record by Mr. Tierney, (ii) 23,313 Shares subject to a deferral agreement between DTG and Mr. Tierney, of which 3,500 are restricted Shares that shall vest on December 31, 2004, and (iii) 23,000 Shares subject to options.

(10)	Consists of (i) 3,200 Shares owned of record by Mr. Wax, (ii) 22,181 Shares subject to a deferral agreement between DTG and Mr. Wax, of which 3,500 are restricted Shares that shall vest on December 31, 2004, and (iii) 23,000 Shares subject to options.

(11)	Consists of (i) 5,100 Shares owned of record by Mr. Cappy's trust, and (ii) 139,800 Shares subject to options.

(12)	Consists of (i) 6,000 Shares owned of record by Mr. Foley, (ii) 9,733 Shares held in the Deferred Compensation Plan, (iii) 1,766 Performance Shares that shall vest on January 31, 2005, and (iv) 114,934 Shares subject to options.

(13)	Consists of (i) 2,653 Shares owned of record by Mr. Guptill, (ii) 10,785 Shares held in the Deferred Compensation Plan, (iii) 1,833 Performance Shares that shall vest on January 31, 2005, (iv) 222 Shares held in DTG's 401(k) Plan, and (v) 58,234 Shares subject to options.

(14)	Consists of (i) 3,000 Shares owned of record by Mr. Hildebrand, (ii) 21,538 Shares held in the Deferred Compensation Plan, (iii) 3,433 Performance Shares that shall vest on January 31, 2005, and (iv) 151,000 Shares subject to options.

(15)	Consists of (i) 27,979 Shares held in the Deferred Compensation Plan, (ii) 3,966 Performance Shares that shall vest on January 31, 2005, (iii) 176,500 Shares subject to options, and (iv) 3,500 Shares owned of record by the trust of Mr. Himelfarb's spouse.

Equity Compensation Plan Information

        The following table sets forth certain information for the fiscal year ended December 31, 2003 with respect to compensation plans under which Common Stock of DTG is authorized for issuance:

Number of Securities
	Number of Securities		remaining available for
	to be issued upon	Weighted-average	future issuance under equity
	exercise of outstanding	exercise price of	compensation plans (excluding
	options, warrants	outstanding options,	Securities reflected in
Plan Category	and rights (a)	warrants and rights (b)	column (a))(c)

Equity compensation plans	2,564,918	$17.33	903,739
approved by security holders (1)

Equity compensation plans	None	None	None
not approved by security holders

Total	2,564,918	$17.33	903,739

(1)	DTG has adopted a long-term incentive plan (the “LTIP”). The LTIP provides that the maximum number of Shares available for issuance shall be (a) ten percent (10%) of the outstanding Shares as of May 25, 2000, plus (b) 2,400,000 Shares. As the number of Shares outstanding increase from time to time, the number of Shares available for issuance under the LTIP would automatically increase by ten percent (10%) of the amount of such newly issued Shares. For example, if the outstanding Shares were increased by 100 Shares, then the amount of Shares added to the LTIP would increase by ten Shares (10% of 100).

INDEPENDENCE, MEETINGS, COMMITTEES AND
COMPENSATION OF THE BOARD OF DIRECTORS

Independence

        The Board has determined that all of the director nominees, other than Gary L. Paxton, who is an employee of DTG, are “independent” as defined by DTG policy, the Sarbanes-Oxley Act of 2002 and New York Stock Exchange rules. The Board based these determinations primarily on a review of the responses of the directors, director nominees and named executive officers to questions regarding employment and compensation history, affiliations and family and other relationships and on discussions with the directors, director nominees and executive officers.

Meetings and Committees

        The Board has established certain standing committees, which are comprised solely of non-employee directors, to consider designated matters. These committees of the Board are: the Governance Committee, the Audit Committee, the Human Resources and Compensation Committee and the Finance Committee. The Finance Committee was disbanded effective September 30, 2003, and its duties were undertaken by other committees or the Board as a whole. The Board annually selects from its members the members and chairman of each committee. The table below sets forth the number of Board and committee meetings (including teleconference meetings) held in 2003, the members of each committee and the chairman of each committee:

Human Resources
Board Member	Board	Governance	Audit	and Compensation	Finance (1)

Molly Shi Boren	X	X		X

Thomas P. Capo (2)	X	X	X	X	X

Joseph E. Cappy (3)	X

Edward J. Hogan (4)	X	X	X

Maryann N. Keller	X		X		X

The Hon. Edward C. Lumley (5)	X			X	X

Gary L. Paxton (6)	X

John C. Pope (7)	X	X		X	X

John P. Tierney (8)	X	X	X

Edward L. Wax (9)	X	X	X	X

Meetings Held in 2003	10	4	13	12	4

(1)	The Finance Committee was disbanded effective September 30, 2003.

(2)	Mr. Capo became the Chairman of the Board effective October 1, 2003 and is an ex-officio member of the Governance Committee, Audit Committee and Human Resources and Compensation Committee.

(3)	Mr. Cappy was the previous Chairman of the Board until October 1, 2003 and retired from the Board effective December 31, 2003.

(4)	Mr. Hogan was the previous chairman of the Governance Committee and retired from the Board effective May 29, 2003.

(5)	Mr. Lumley is the chairman of the Human Resources and Compensation Committee.

(6)	Mr. Paxton became a director effective October 1, 2003.

(7)	Mr. Pope became the chairman of the Governance Committee effective October 1, 2003.

(8)	Mr. Tierney is the chairman of the Audit Committee and resigned from the Governance Committee effective October 1, 2003.

(9)	Effective October 1, 2003, Mr. Wax became a member of the Audit Committee and resigned from the Human Resources and Compensation Committee.

        During the 2003 year, each director attended 75% or more of the total of all meetings held by the Board and the committees on which he or she served, and the average attendance level for all Board and committee meetings was approximately 98%.

        As required by New York Stock Exchange rules, the Board has adopted DTG’s “Corporate Governance Policy” and charters for each of the Board committees. The Corporate Governance Policy and each charter are located on DTG’s website (www.dtag.com) under the heading, “Corporate Governance.” DTG shall provide a copy of the Corporate Governance Policy and each charter to any stockholder upon request.

        Also, as required by New York Stock Exchange rules, at each regularly scheduled meeting of the Board, the independent directors of DTG meet in executive session without members of management present. These sessions are presided over by the independent Chairman of the Board, Thomas P. Capo. In addition, interested parties may communicate with the Chairman of the Board and with the independent directors in the manner described below under “Communications with Stockholders.”

Attendance at Annual Meetings of Stockholders

        It is DTG policy that all directors should attend the Annual Meeting of Stockholders. All but one of the DTG directors attended the Annual Meeting of Stockholders held on May 29, 2003.

Governance Committee

        Independence and Charter

        The Governance Committee of the Board is currently comprised of four independent directors, one of whom is an ex-officio member. Each of the members is currently “independent” as defined by DTG policy, the Sarbanes-Oxley Act of 2002 and New York Stock Exchange rules.

        The Governance Committee evaluates the organization, function and performance of the Board and its committees, the qualifications for director nominees and matters involving corporate governance. A more detailed description of the Governance Committee’s duties and responsibilities may be found in its charter adopted by the Board and located on DTG’s website (www.dtag.com) under the heading, “Corporate Governance.”

        Consideration and Evaluation of Director Nominees

        The Governance Committee will consider director nominees recommended by stockholders. Such stockholder nominations may be submitted at the times and in the same manner as stockholder proposals. See “Stockholder Proposals for Next Annual Meeting.”

        The Governance Committee believes that the following qualities or skills are necessary for DTG directors to possess and reviews the same when recommending to the Board nominees for election as directors:

1.	the nominee should be independent as defined by DTG policy, the Sarbanes-Oxley Act of 2002 and New York Stock Exchange rules;

2.	the nominee should have the ability to apply independent judgment to a business situation;

3.	the nominee should have the ability to represent broadly the interests of all of DTG's stockholders and constituencies;

4.	the nominee must be free of any conflicts of interest which would interfere with the nominee's loyalty to DTG and its stockholders;

5.	the nominee should have practical or academic experience in business, economics, government or the sciences - and ideally fifteen (15) or more years of experience including management responsibilities; and

6.	the nominee should have the time to be an active member of the DTG Board, as well as a member of one or more Board committees.

        Following the above criteria, the Governance Committee may identify and recommend to the Board qualified nominees for election as directors through various sources, including (i) members of the DTG Board, (ii) stockholders, (iii) key management personnel of the Company, and (iv) search firms (which may be paid a fee), as needed. There will be no difference in the manner in which the Governance Committee evaluates director nominees if the nominees are recommended by stockholders.

Audit Committee

        Independence and Charter

        The Audit Committee of the Board is currently comprised of four independent directors, one of whom is an ex-officio member. Each of the members is currently “independent” as defined by DTG policy, the Sarbanes-Oxley Act of 2002 and New York Stock Exchange rules.

        The Audit Committee appoints the independent auditors, reviews and approves their fees for audit and non-audit services, and reviews the scope and results of audits performed by them and by the Company’s internal auditors. It also reviews corporate compliance matters and evaluates and reviews the Company’s system of internal accounting controls, its significant accounting policies and its financial statements and related disclosures. A more detailed description of the Audit Committee’s duties and responsibilities may be found in its charter adopted by the Board attached hereto as Exhibit A and located on DTG’s website (www.dtag.com) under the heading, “Corporate Governance.”

        Audit Committee Financial Expert

        The Board has determined that John P. Tierney, chairman of the Audit Committee and an independent director, is an “audit committee financial expert,” as defined by the SEC.

Human Resources and Compensation Committee

        Independence and Charter

        The Human Resources and Compensation Committee of the Board is currently comprised of four independent directors, one of whom is an ex-officio member. Each of the members is currently “independent” as defined by DTG policy, the Sarbanes-Oxley Act of 2002 and New York Stock Exchange rules.

        The Human Resources and Compensation Committee makes recommendations to the Board regarding DTG’s executive compensation program, as well as generally reviewing the human resources area for the Company, including its management development and succession. As a part of its compensation function, it approves salaries, executive retirement benefits, incentive compensation awards and equity incentive grants for officers and senior executives, as well as corporate goals under performance based compensation plans. A more detailed description of the Human Resources and Compensation Committee’s duties and responsibilities may be found in its charter adopted by the Board and located on DTG’s website (www.dtag.com) under the heading, “Corporate Governance.” See also “Executive Compensation - Report of Human Resources and Compensation Committee on Executive Compensation.”

Report of Audit Committee

        Meetings With Management, Internal Auditors and Independent Auditors

        The Audit Committee reviewed and discussed the audited financial statements and effectiveness of internal controls with management, internal auditors and the independent auditors of DTG, Deloitte & Touche LLP. Based on these discussions and its other work, the Audit Committee recommended that the Board include the audited consolidated financial statements in DTG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

        The Audit Committee also has met and held discussions with management, internal auditors and the independent auditors regarding various topics in addition to matters related to financial statements.

        The discussions with Deloitte & Touche LLP also included the matters required by Statement on Auditing Standards (“SAS”) No. 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees), as amended by SAS No. 89 (Audit Adjustments), SAS No. 90 (Audit Committee Communications) and Rule 2-07 (Communication with Audit Committee) of Regulation S-X.

        In addition, Deloitte & Touche LLP also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the Audit Committee such firm’s independence.

        Responsibility

        The Audit Committee is not responsible for either the preparation of the financial statements or the auditing of the financial statements. Management has the responsibility for preparing the financial statements and implementing, maintaining and evaluating the effectiveness of internal controls and the independent auditors have the responsibility for auditing financial statements and evaluating the effectiveness of the internal controls. The Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on DTG’s financial statements.

THE AUDIT COMMITTEE

John P. Tierney, Chairman
Thomas P. Capo, ex-officio
Maryann N. Keller
Edward L. Wax

March 24, 2004

Compensation

        Fees

        In 2003, non-employee directors were paid an annual board retainer of $35,000, payable in quarterly amounts of $8,750 exclusively in Common Stock. They were also paid an attendance fee of $1,000 for each meeting of the Board of Directors and $1,000 for each meeting of a committee thereof (excluding members of the Audit Committee), in each case payable in cash or Common Stock, as desired by the director. Members of the Audit Committee were paid an annual attendance fee of $18,000, payable in quarterly installments of $4,500 in cash or Common Stock, as desired by the director.

        In addition to the meeting fees described above, the Governance Committee chairman was paid an annual retainer of $5,000, payable in quarterly installments of $1,250 exclusively in Common Stock. Through September 30, 2003, the Finance Committee chairman was paid three-quarters of his annual retainer of $5,000, payable in quarterly installments of $1,250 exclusively in Common Stock. The Human Resources and Compensation Committee chairman was paid an annual retainer of $7,500, payable in quarterly installments of $1,875 exclusively in Common Stock. The Audit Committee chairman was paid an annual retainer of $10,000, payable in quarterly installments of $2,500 exclusively in Common Stock.

        All retainer fees described above will be paid in Common Stock until the director meets DTG’s stock ownership guidelines set forth below. After that, such retainer fees may be paid in cash or Common Stock, as desired by the director. Such directors may elect in advance to defer their fees.

        On October 1, 2003, Thomas P. Capo was elected as Chairman of the Board of Directors. His service as an independent Chairman and separation from the office of Chief Executive Officer is considered as a corporate governance best practice. Mr. Capo’s compensation is $150,000 annually, payable in cash in monthly installments of $12,500.

        Restricted Stock Grants

        In February 2003, non-employee directors were granted an aggregate total of 25,929 shares of restricted Common Stock. The restricted Common Stock generally vested on December 31, 2003.

        Other

        In 2003, DTG made available to each non-employee director the personal use of two vehicles while serving as a director, together with routine maintenance, tags and insurance coverage. Rental cars are also furnished for short-term use for product and service evaluation purposes. In the event of a change in control of DTG, ownership of the two vehicles will be transferred to the director and the use of rental cars for product and service evaluation will continue.

        No Compensation or Benefits

        DTG does not pay compensation or provide benefits for service to any director solely in such capacity who is also an officer or employee of the Company.

Stock Ownership Guidelines

        The current stock ownership guidelines for non-employee directors of DTG are approximately 18,000 Shares. Such directors are generally extended five years from commencing service on the Board to meet the stock ownership guidelines.

Communications with Stockholders

        Stockholders may send communications to the DTG Board and should be addressed to: Secretary, Dollar Thrifty Automotive Group, Inc., 5330 East 31st Street, Tulsa, Oklahoma 74135. All such communications received by the Secretary will be forwarded to the Chairman of the Board and to the Chief Executive Officer. The Secretary and the Chairman of the Board will review the communications and determine whether or not it is appropriate to forward the communications to the Board or any director.

EXECUTIVE COMPENSATION

Report of Human Resources and Compensation Committee on Executive Compensation

        This report explains DTG’s executive compensation program for 2003. The Human Resources and Compensation Committee, which is comprised solely of non-employee directors, determines the compensation of senior executives of the Company.

        Compensation Philosophy

        DTG’s executive compensation program is designed to clearly and fairly relate pay to performance, with the objective of creating long-term stockholder value.  All compensation plans are established in support of this philosophy to allow DTG to attract, motivate, reward and retain high caliber executives.  The compensation goals are achieved through a combination of base salary, annual and long-term incentives and supplemental retirement plans.  Incentive plans utilize clear, agreed upon measures that have a track record for driving the creation of stockholder value.  Incentives earned are paid in the form of both cash and equity, and within a framework that encourages significant stock ownership.  It is the intent of DTG to provide executives with compensation opportunities that are comparable to the opportunities provided by other best in class companies similarly situated.

        Stock Ownership Guidelines

        DTG maintains stock ownership guidelines to more closely align the interests of executives with those of stockholders ranging from one half of annual base salary for the most junior executives to five times annual base salary for the Chief Executive Officer if also serving as a director.

        Components of Executive Compensation Program

        DTG’s executive compensation program has four components: base salary, incentive compensation cash bonuses, long-term Share incentive compensation and supplemental retirement benefits. The following is a summary of the considerations underlying each component.

                 Base Salary

                 The Human Resources and Compensation Committee establishes base salaries for executive officers in relation to base salaries paid by a group of companies which was compared to the Company because they were similarly sized service companies in terms of corporate revenues, or had operations in the local geographic job market, or were vehicle rental industry peers. Base salaries may vary depending on factors such as responsibility, current performance and tenure.

                 Incentive Compensation Cash Bonuses

                 DTG’s annual incentive compensation plan is a cash bonus plan designed to provide performance based compensation awards to executives for achievement of corporate objectives during the past year. In 2003, DTG established an incentive compensation pool equal to 12.75% of pretax profit (excluding impact of change in accounting). The required pretax profit margin of 3.00% was met to establish the pool. In February 2004, the Company paid out 27.50% of the pool to executives and paid out the remaining 72.50% to middle management and employees under incentive and profit sharing plans.

                 Long-Term Incentive Compensation

                 The LTIP is intended to provide equity-based incentives to officers and key employees of the Company that serve to align their interests with those of stockholders. The LTIP permits the granting of any or all of the following type of awards: (i) stock options, including incentive stock options and non-qualified stock options, (ii) stock appreciation rights, (iii) restricted stock awards, (iv) performance awards, including performance shares (“Performance Shares”), and (v) other forms of stock-based incentive awards.

                 In February 2003, up to 375,000 Performance Shares were approved for granting to officers and certain key employees of the Company. Such awards established a target number of Shares that may be earned over a three year measurement period of January 1, 2003 to December 31, 2005 (the “Performance Period”). The number of Performance Shares ultimately earned by a grantee would be expected to range from zero to 200% of the grantee’s target award, depending on the level of DTG’s corporate performance over the Performance Period against certain criteria. Generally, grantees not employed by the Company on the date the Performance Shares are earned (expected to occur in early 2006) will forfeit their Performance Shares.

                 Compensation consultants were retained by the Human Resources and Compensation Committee to analyze incentive practices of publicly traded car rental companies, other travel and leisure companies and other corporations. Their report to the Human Resources and Compensation Committee and recommendations were considered in setting the design and size of the Performance Share grants and other aspects of the executive compensation program.

                 Supplemental Retirement Benefits

                 In December 1994, Pentastar Transportation Services, Inc., predecessor to DTG, adopted a deferred compensation plan (the “Deferred Compensation Plan”) to provide a means by which certain executives of the Company may elect to defer receipt of specified percentages or amounts of their compensation, to also permit certain other deferrals of compensation, and to encourage such employees to remain employed by the Company. The Company may make contributions to the Deferred Compensation Plan in addition to elective deferrals of compensation by executives.

                 DTG adopted a retirement plan in December 1998 (the “Retirement Plan”) to provide a means by which the Company can provide retirement income to key executives to encourage them to remain employed by the Company. The Company makes contributions to the Retirement Plan. DTG has established a single non-qualified trust to provide a source of payment for benefits under the Deferred Compensation Plan and the Retirement Plan.

                 Effective June 1, 2002, DTG adopted an executive option plan (the “KEYSOP”). The KEYSOP is a nonqualified shares option plan and provides a means by which certain executives of the Company may elect to defer receipt of specified percentages or amounts of their compensation in exchange for mutual fund options in the KEYSOP. DTG has established a trust to hold the Shares that are subject to purchase through the exercise of options. The Company may make contributions to the KEYSOP in addition to elective deferrals of compensation by executives.

        Compensation for the Chief Executive Officer

        In 2003, the Company achieved record results in revenues of $1.23 billion, compared to $1.13 billion in 2002, an 8.4% increase. There were also significant accomplishments for the Company in 2003 under the leadership of Joseph E. Cappy, and his successor, Gary L. Paxton. The Company, among other things, under their leadership, (a) implemented a new operating model and organizational structure which provided for increased efficiencies, (b) acquired franchise locations in 22 key U.S. and Canadian markets and opened six new U.S. locations which together added approximately 15,000 vehicles on an annualized basis to the Company’s rental fleet, (c) developed and implemented a dual franchising model, and (d) initiated a share buyback program, all while improving the Company’s overall financial strength.

        In establishing each of the components of each Chief Executive Officer’s compensation, the Human Resources and Compensation Committee relied on information developed from compensation surveys with the assistance of a compensation consulting firm, and comparative industry data.

        Compensation Committee Interlocks and Insider Participation

        The Hon. Edward C. Lumley, Human Resources and Compensation Committee Chairman and a director of DTG, is the Vice Chairman of BMO Nesbitt Burns. In February 1999, BMO Nesbitt Burns assisted in a fleet securitization for Thrifty Rent-A-Car System, Inc.’s Canadian vehicles. Although only a one-time structuring fee was paid to BMO Nesbitt Burns at closing, interest, as well as additional program fees, will be paid to BMO Nesbitt Burns to cover placement, liquidity and administration fees during the term of the arrangement.

THE HUMAN RESOURCES AND COMPENSATION COMMITTEE

The Hon. Edward C. Lumley, Chairman
Molly Shi Boren
Thomas P. Capo, ex-officio
John C. Pope

March 24, 2004

Summary Compensation Table

        The following table provides certain summary information concerning compensation of DTG’s former Chief Executive Officer, current Chief Executive Officer and each of the named executive officers of DTG for the three fiscal years ended December 31, 2003, 2002 and 2001:

		Annual Compensation			Long-Term Compensation

					Awards		Payouts

					Restricted	Securities		All Other
Name and Principal				Other Annual	Stock	Underlying	LTIP	Compensation
Position	Year	Salary ($)	Bonus ($)	Compensation ($)	Awards ($)	Options (#)	Payouts ($)	($) (6)

Joseph E. Cappy,	2003	632,729	281,587	46,851 (1)	-0-	-0-	-0-	102,140
Retired Chairman of the	2002	580,000	841,000	44,450 (2)	416,598 (4)	-0-	-0-	51,691
Board and Chief	2001	580,000	-0-	42,789 (3)	-0-	75,000	993,468 (5)	97,799
Executive Officer

Gary L. Paxton,	2003	398,175	216,383	42,962 (1)	-0-	-0-	-0-	318,125
Chief Executive Officer	2002	353,541	390,662	43,724 (2)	216,692 (4)	-0-	-0-	206,067
and President	2001	353,541	-0-	44,501 (3)	-0-	39,300	454,013 (5)	57,315

Donald M. Himelfarb,	2003	347,208	154,520	43,327 (1)	-0-	-0-	-0-	210,950
Senior Executive Vice	2002	314,604	347,637	43,964 (2)	181,594 (4)	-0-	-0-	171,941
President and Chief	2001	314,604	-0-	44,513 (3)	-0-	32,700	399,995 (5)	50,470
Administrative Officer

Steven B. Hildebrand,	2003	291,543	133,159	45,244 (1)	-0-	-0-	-0-	114,500
Senior Executive Vice	2002	265,356	293,219	44,103 (2)	157,178 (4)	-0-	-0-	87,370
President and Chief	2001	265,356	-0-	45,209 (3)	-0-	28,200	300,689 (5)	44,040
Financial Officer

John J. Foley,	2003	268,772	107,267	45,146 (1)	-0-	-0-	-0-	104,886
Senior Executive Vice	2002	223,800	201,420	44,678 (2)	80,878 (4)	-0-	-0-	68,798
President	2001	223,800	-0-	44,888 (3)	-0-	25,400	128,350 (5)	35,039

Peter G. Guptill,	2003	273,024	97,236	37,877 (1)	-0-	-0-	-0-	139,994
Executive Vice President	2002	240,500	216,450	42,855 (2)	83,930 (4)	-0-	-0-	114,755
	2001	240,500	-0-	38,969 (3)	-0-	25,400	147,376 (5)	35,855

(1)	In 2003, imputed income related to Company cars provided to each of the persons named above exceeded 25% of the total perquisites and other personal benefits reported for such persons. The amount of such imputed income for each of the persons named above is as follows: (a) Mr. Cappy ($18,385), (b) Mr. Paxton ($14,771), (c) Mr. Himelfarb ($16,364), (d) Mr. Hildebrand ($16,377), (e) Mr. Foley ($17,000), and (f) Mr. Guptill ($10,404).

In addition, in 2003, Company car allowances for Messrs. Paxton and Guptill exceeded 25% of the total perquisites and other personal benefits reported for Messrs. Paxton and Guptill. The amount of such allowance for Messrs. Paxton and Guptill is as follows: (a) Mr. Paxton ($10,800), and (b) Mr. Guptill ($10,738).

(2)	In 2002, imputed income related to Company cars provided to each of the persons named above exceeded 25% of the total perquisites and other personal benefits reported for such persons. The amount of such imputed income for each of the persons named above is as follows: (a) Mr. Cappy ($16,654), (b) Mr. Paxton ($15,746), (c) Mr. Himelfarb ($16,589), (d) Mr. Hildebrand ($15,677), (e) Mr. Foley ($17,000), and (f) Mr. Guptill ($16,454).

(3)	In 2001, imputed income related to Company cars provided to each of the persons named above exceeded 25% of the total perquisites and other personal benefits reported for such persons. The amount of such imputed income for each of the persons named above is as follows: (a) Mr. Cappy ($15,039), (b) Mr. Paxton ($16,769), (c) Mr. Himelfarb ($16,781), (d) Mr. Hildebrand ($17,000), (e) Mr. Foley ($17,000), and (f) Mr. Guptill ($14,100).

In addition, in 2001, a Company car allowance for Mr. Guptill exceeded 25% of the total perquisites and other personal benefits reported for Mr. Guptill. The amount of such allowance for Mr. Guptill is $10,600.

(4)	On February 14, 2003, an aggregate total of 74,500 Performance Shares were awarded to the persons named above. One-third of these Performance Shares vested on February 14, 2003, the second one-third vested on January 31, 2004 and the remaining one-third will vest on January 31, 2005. The value of the Performance Shares actually awarded for each person in the table above is based on the closing stock price of $15.26. This was the closing stock price on January 23, 2002, the date the "target" Performance Shares were granted. The total value of the 74,500 Performance Shares as of December 31, 2002 was $1,575,675 based on the closing stock price of $21.15. In the event DTG decides to pay dividends, they will be paid on Performance Shares that have vested.

(5)	Represents Performance Shares earned with respect to the years 1998, 1999 and 2000, and fully vested in 2001.

(6)	Represents amounts for 2003 which consist of: (i) the Company's contributions to its qualified and non-qualified defined contribution plans, including supplemental retirement plans, totaling $969,472, and (ii) life and disability insurance premiums totaling $21,123.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

        The following table provides certain summary information concerning the exercise of stock options made by Joseph E. Cappy, the former Chief Executive Officer of DTG, and Peter G. Guptill, one of the named executive officers of DTG, as well as the value of their unexercised options for the fiscal year ended December 31, 2003. No other named executive officer of DTG exercised options for the fiscal year ended December 31, 2003.

			Number of Securities	Value of Unexercised
			Underlying Unexercised Options	In-the-Money Options at
	Shares Acquired	Value	at Fiscal Year End (#)	Fiscal Year End ($)
Name	on Exercise (#)	Realized ($)	Exercisable/Unexercisable	Exercisable/Unexercisable

Joseph E. Cappy	121,700	1,344,120	248,500/25,000	1,870,378/362,250

Peter G. Guptill	16,000	205,401	101,334/8,466	753,841/122,672

Long-Term Incentive Plans - Awards in Last Fiscal Year

        The following table provides certain summary information concerning Performance Share awards made under DTG’s LTIP to DTG’s former Chief Executive Officer, current Chief Executive Officer and each of the named executive officers of DTG with respect to the fiscal year ended December 31, 2003:

				Estimated Future Payouts
				Under Non-Stock
				Price-Based Plans
	Number of Shares, Units	Performance or Other Period Until
Name	or Other Rights (#)	Maturation or Payout	Threshold (#)	Target (#)	Maximum (#)

Joseph E. Cappy	34,000 (1)	January 1, 2003 - December 31, 2005	34,000 (1)	34,000 (1)	34,000 (1)

Gary L. Paxton	44,000	January 1, 2003 - December 31, 2005	-0-	44,000	88,000

Donald M. Himelfarb	30,900	January 1, 2003 - December 31, 2005	-0-	30,900	61,800

Steven B. Hildebrand	22,500	January 1, 2003 - December 31, 2005	-0-	22,500	45,000

John J. Foley	17,250	January 1, 2003 - December 31, 2005	-0-	17,250	34,500

Peter G. Guptill	15,650	January 1, 2003 - December 31, 2005	-0-	15,650	31,300

The Performance Share awards described in the table above are target awards based upon the Performance Period. The number of Performance Shares ultimately earned would be expected to range from zero to 200% of the target award, depending on the level of DTG’s corporate performance over the Performance Period against certain criteria.

(1)	Mr. Cappy was granted 102,000 target Performance Shares on February 14, 2003. Pursuant to the grant agreement, upon the retirement of Mr. Cappy, the target Performance Shares will be prorated and paid following the Performance Period upon approval by the Human Resources and Compensation Committee. The amount shown in the table is the amount of the prorated target Performance Shares based on a one year period from January 1, 2003 through December 31, 2003, the date of Mr. Cappy's retirement from the Company. As per the grant agreement, Mr. Cappy will be paid the 34,000 target Performance Shares following the end of the Performance Period.

Certain Continuing Arrangements

        In September 1998, DTG entered into an Employment Continuation Agreement with Mr. Cappy (the “Continuation Agreement”). The Continuation Agreement provides for benefits to be paid to Mr. Cappy upon termination of his employment following a change in control of DTG subject to certain requirements contained in the Continuation Agreement. The Continuation Agreement was filed as Exhibit 10.3 to DTG’s Quarterly Report on Form 10-Q for the period ended September 30, 1998. Amendments to the Continuation Agreement were filed as Exhibits 10.23 and 10.25 to DTG’s Quarterly Report on Form 10-Q for the period ended June 30, 2001, and as Exhibit 10.27 to DTG’s Annual Report on Form 10-K for the 2001 fiscal year.

        Pursuant to an Employment and Retirement Agreement dated September 26, 2003 between DTG and Mr. Cappy (the “Employment and Retirement Agreement”), the Continuation Agreement was terminated in its entirety. The Employment and Retirement Agreement also provides for the resignation and retirement of Mr. Cappy as the Chairman of the Board, Chief Executive Officer and a director of DTG and describes certain benefits Mr. Cappy received upon such resignation and retirement. The Employment and Retirement Agreement was filed as Exhibit 10.33 to DTG’s Annual Report on Form 10-K for the 2003 fiscal year.

        In September 1998, DTG also established the Employment Continuation Plan for Key Employees (the “Employment Continuation Plan”). The Employment Continuation Plan provides for benefits to be paid to certain employees upon termination of their employment following a change in control of DTG subject to certain requirements contained in the plan. The Employment Continuation Plan currently covers 44 employees of the Company. The Employment Continuation Plan was filed as Exhibit 10.4 to DTG’s Quarterly Report on Form 10-Q for the period ended September 30, 1998. Amendments to the Employment Continuation Plan were filed as Exhibit 10.21 to DTG’s Quarterly Report on Form 10-Q for the period ended March 31, 2001, Exhibits 10.24 and 10.26 to DTG’s Quarterly Report on Form 10-Q for the period ended June 30, 2001, Exhibit 10.28 to DTG’s Annual Report on Form 10-K for the 2001 fiscal year, and Exhibit 10.31 to DTG’s Quarterly Report on Form 10-Q for the period ended September 30, 2003.

        Following a change in control of DTG, certain senior executive officers of DTG (currently three individuals) will receive the same vehicle usage and rental car benefits as the non-employee directors. See “Independence, Meetings, Committees and Compensation of the Board of Directors - Compensation – Other.”

INDEPENDENT AUDITORS

Selection of Independent Auditors

        The Audit Committee has selected the firm of Deloitte & Touche LLP, independent public accountants, as the independent auditors of DTG for the fiscal year ending December 31, 2004. In making the determination to reappoint Deloitte & Touche LLP as DTG’s independent auditors, the Audit Committee considered whether the providing of services (and the aggregate billed for those services) by Deloitte & Touche LLP, other than audit services, is compatible with maintaining the independence of the outside auditors. Deloitte & Touche LLP has served DTG as independent auditors since DTG’s inception in November 1997.

        A representative of Deloitte & Touche LLP will be present at the Annual Meeting of Stockholders and will be available to respond to appropriate questions. Although the audit firm has indicated that no statement will be made, an opportunity for a statement will be provided.

Audit and Non-Audit Fees

        The following table provides the various fees and out-of-pocket costs billed by Deloitte & Touche LLP in the aggregate for fiscal years ended December 31, 2003 and 2002:

	2003	2002

Audit Fees

Fees related to audits of the consolidated and subsidiaries' annual financial statements and reviews of the consolidated quarterly
financial statements	$950,536	$835,519

Audit-Related Fees

Fees primarily related to agreed-upon debt compliance procedures, airport concession fee audits, comfort procedures, audit of the
employee benefit plan and accounting consultations	$374,646	$412,795

Tax Fees

Fees related to tax preparation and tax consulting	$66,470	$127,320

All Other Fees

Fees in 2003 primarily related to compliance with the Sarbanes-
Oxley Act of 2002 and in 2002 primarily related to actuarial
services	$325,203	$98,804

        The Audit Committee of the Board has the sole authority to retain and terminate DTG’s independent auditors and to pre-approve any non-audit services performed by such independent auditors. The Audit Committee reviewed and pre-approved all fees paid to Deloitte & Touche LLP for audit and non-audit services in 2003 and 2002. For 2003 and 2002, the Audit Committee approved 100% of the services included in “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” set forth above.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

        The following graph compares the cumulative total stockholder return on DTG Common Stock with the Russell 2000 Stock Market Index and the Media General Rental and Leasing Services Group Index. The Media General Rental and Leasing Services Group Index is a published index of 23 stocks including DTG, which covers companies that rent or lease various durable goods to the commercial and consumer market including cars and trucks, medical and industrial equipment, appliances, tools and other miscellaneous goods.

        The results are based on an assumed $100 invested on December 31, 1998, and reinvestment of dividends through December 31, 2003.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
Dollar Thrifty Automotive Group, Inc., Russell 2000 Stock Market Index, and Media General Rental and
Leasing Services Group Index

Company/Index/Market	12/31/98	12/31/99	12/29/00	12/31/01	12/31/02	12/31/03

Dollar Thrifty Automotive Group,	100.00	185.92	145.63	120.39	164.27	201.48
Inc.

Russell 2000 Stock Market Index	100.00	119.59	114.43	115.60	90.65	131.78

Media General Rental and Leasing	100.00	89.61	78.15	77.17	63.72	95.20
Services Group Index

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Hon. Edward C. Lumley, Human Resources and Compensation Committee Chairman and a director of DTG, is the Vice Chairman of BMO Nesbitt Burns. In February 1999, BMO Nesbitt Burns assisted in a fleet securitization for Thrifty Rent-A-Car System, Inc.‘s Canadian vehicles. Although only a one-time structuring fee was paid to BMO Nesbitt Burns at closing, interest, as well as additional program fees, will be paid to BMO Nesbitt Burns to cover placement, liquidity and administration fees during the term of the arrangement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and persons who own more than 10% of the Common Stock to file with the SEC initial reports of ownership and statements of changes in ownership of Common Stock, as well as annual statements of ownership. Based solely upon a review of forms furnished to DTG, during the fiscal year ended December 31, 2003, DTG believes that all SEC filing requirements applicable to the Company’s directors, executive officers and persons owning more than 10% of the Common Stock were met.

CODE OF ETHICS

        DTG has adopted its “Code of Business Conduct” which addresses all related requirements for content under the Sarbanes-Oxley Act of 2002, related SEC regulations promulgated thereunder, and New York Stock Exchange rules. The Code of Business Conduct is located on DTG’s website (www.dtag.com) under the heading “About DTG.” As required by New York Stock Exchange rules, DTG shall provide a copy of the Code of Business Conduct to any stockholder upon request.

REPORT ON FORM 10-K

        A copy of DTG’s Report on Form 10-K for the period ended December 31, 2003, filed with the SEC (including related financial statements and schedules) is available to stockholders without charge, upon written request to the Executive Director of Investor Relations, Dollar Thrifty Automotive Group, Inc., 5330 East 31st Street, Tulsa, Oklahoma 74135.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

        The deadline for submitting proposals for the possible inclusion in next year’s proxy statement is not less than 90 nor more than 120 days before the Annual Meeting of Stockholders to be held in 2005, and a proposal received outside of this time frame will be untimely and not considered for the Annual Meeting of Stockholders to be held in 2005; provided, however, that in the event that less than 100 days notice or prior public disclosure of the date of the Annual Meeting of Stockholders is given or made to stockholders, then such proposals will be considered if received not later than the tenth day following the day on which the meeting date is disclosed. Proposals, including any accompanying supporting statement, may not exceed 500 words and should be addressed to: Secretary, Dollar Thrifty Automotive Group, Inc., 5330 East 31st Street, Tulsa, Oklahoma 74135.

OTHER MATTERS

        As of the date of this Proxy Statement, the Board does not intend to present any matter for action at the Annual Meeting of Stockholders other than those set forth in the Notice of Annual Meeting. If any other matters properly come before the meeting, the holders of the proxies will act in accordance with their best judgment.

By Order of the Board of Directors

/S/ STEPHEN W. RAY

Stephen W. Ray
Secretary

Tulsa, Oklahoma
April 14, 2004

EXHIBIT A

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

AUDIT COMMITTEE CHARTER

AS ADOPTED BY
THE BOARD OF DIRECTORS ON JULY 23, 1998,
AND AMENDED ON JANUARY 24, 2001, JANUARY 23, 2002, SEPTEMBER 27, 2002, MARCH 27, 2003,
MAY 29, 2003 AND NOVEMBER 21, 2003

Members of Committee

John P. Tierney, Chairman
Maryann N. Keller
Edward L. Wax
Thomas P. Capo, ex officio

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
AUDIT COMMITTEE CHARTER

The Audit Committee shall consist of three or more directors, each of whom is “independent” (as defined by applicable New York Stock Exchange and Securities and Exchange Commission rules in effect from time to time) and are financially literate. Audit Committee members and the chairman will be approved by the Board of Directors of DTAG following recommendations from the Governance Committee (which recommends the membership and chairmanship of all committees of the Board of Directors). At least one member shall have accounting or related financial management expertise and at least one member shall be considered a “financial expert” (as determined under the rules promulgated by the Securities and Exchange Commission).

Unless approved by DTAG’s Board of Directors, no member of the Audit Committee shall serve on more than three audit committees (including DTAG) of public companies. No member of the Audit Committee may receive any compensation from DTAG except for director and board committee compensation.

The Audit Committee shall assist the entire Board of Directors in fulfilling the Board’s responsibilities relating to DTAG’s accounting policies, reporting policies, internal controls, DTAG’s compliance with legal and regulatory requirements and the quality and integrity of DTAG’s financial reports.

In carrying out its responsibilities, the Audit Committee will:

°	Have sole authority for the appointment, retention, termination and oversight of the work of DTAG’s independent public accountants and to pre-approve any non-audit services performed by DTAG’s independent public accountants.

°	Review and pre-approve all fees paid to the independent public accountants for audit and non-audit services.

°	Set DTAG hiring policies for employees or former employees of the independent public accountants.

°	Assure that the independent public accountants understand that they are ultimately accountable to the Board of Directors and the Audit Committee.

°	Annually, beginning in 2004, obtain, review and evaluate a report by the independent public accountants describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the independence of the independent public accountants) all relationships between the independent public accountants and DTAG. The Audit Committee should present its conclusions with respect to the independent public accountants to the full Board of Directors.

°	Review and concur in actions regarding the DTAG General Auditor and the Internal Audit Staff and the structure of the Internal Audit Staff.

°	Review the overall scope and adequacy of the independent and internal audit staffing and audit plans.

°	Review the results, findings, and recommendations from internal and external audits performed.

°	Review with the independent public accountants any audit problems or difficulties that arise from the audits as well as DTAG management’s response thereto.

°	Review the adequacy and effectiveness of the accounting and financial controls of DTAG.

°	Review the appropriateness of DTAG’s accounting policies, review the effect of regulatory and accounting initiatives as well as off-balance sheet structures, if any, on DTAG’s financial statements, and review any proposed significant changes as they apply to the financial statements.

°	Review the proposed form, quality and adequacy of DTAG's financial statements and disclosures included therein.

°	Discuss guidelines and policies to govern the process by which DTAG's risk assessment and risk management is undertaken.

°	Meet separately, periodically, with DTAG's management, DTAG's Internal Audit Staff and the independent public accountants.

°	Quarterly review the interim financial statements and earnings release with the independent public accountants and management prior to release of earnings, including DTAG’s disclosures in the Quarterly Report on Form 10-Q under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

°	Discuss financial information and earnings guidance provided to analysts and rating agencies.

°	Annually, after review and discussion of the audited financial statements and DTAG’s disclosures in the Annual Report on Form 10-K under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with the independent public accountants and management, recommend, if appropriate, to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K.

°	Annually prepare the Audit Committee report contained in DTAG's proxy statement.

°	Monitor compliance with DTAG's code of business conduct and receive reports concerning its corporate compliance program.

°	Establish procedures for the receipt, retention and treatment of complaints received by DTAG regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by any employees of DTAG of concerns regarding questionable accounting or auditing matters and annually review same.

°	Have authority to engage outside advisors and counsel as it deems necessary to carry out its duties apart from counsel or advisors hired by DTAG management.

°	Have the ability to obtain from DTAG the appropriate funding, as determined by the Audit Committee, for payment of compensation to DTAG’s independent public accountants, compensation to any outside advisors or counsel employed by the Audit Committee, and ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

°	Annually review the processes used by management in administering the Company's Retirement Savings Plan.

°	Consider such other matters in relation to DTAG’s financial affairs as the Audit Committee may, in its discretion, determine to be advisable.

°	Keep minutes of its meetings and circulate them to the entire Board of Directors of DTAG.

°	Annually review and re-assess the adequacy of this Charter.

°	Annually conduct a performance evaluation of the Audit Committee and report the results of such evaluation to the Governance Committee of the Board of Directors.

°	Meet a minimum of four times each year.

The Audit Committee is responsible for the duties set forth in this Charter but is not responsible for either the preparation of the financial statements or the auditing of the financial statements. Management has the responsibility for preparing the financial statements and implementing, maintaining and evaluating the effectiveness of internal controls and the independent public accounts have the responsibility for auditing financial statements and evaluating the effectiveness of the internal controls. The review of the financial statements by the Audit Committee is not of the same quality as the audit performed by the independent public accountants.

APPENDIX A

(FRONT SIDE OF PROXY)

PROXY -- DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Annual Meeting of Stockholders

May 21, 2004

        The undersigned stockholder of Dollar Thrifty Automotive Group, Inc., a Delaware corporation, hereby appoints Pamela S. Peck or Kimberly D. Paul, or either of them voting singly in the absence of the other, attorneys and proxies with full power of substitution and revocation, to vote all shares of Common Stock of Dollar Thrifty Automotive Group, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of said corporation to be held at the Dollar Thrifty Plaza West Tower, 5310 E. 31st Street, First Floor, Tulsa, Oklahoma 74135, on May 21, 2004, at 11:00 a.m., C.D.T., or any adjournment thereof, in accordance with the following instructions.

        In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted “FOR” all nominees in the Proposal.

        THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES.

        YOUR VOTE IS IMPORTANT. PLEASE VOTE BY MARKING, SIGNING AND DATING THIS PROXY ON THE REVERSE SIDE AND RETURNING IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

(Continued and to be signed on reverse side)

(REVERSE SIDE OF PROXY)

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

ANNUAL MEETING PROXY CARD

Election of Directors

The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold

01 - Molly Shi Boren

02 - Thomas P. Capo

03 - Maryann N. Keller

04 - The Hon. Edward C. Lumley

05 - Gary L. Paxton

06 - John C. Pope

07 - John P. Tierney

08 - Edward L. Wax

AUTHORIZED SIGNATURES -- SIGN HERE -- THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the Proxy Statement.

Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a business entity, please sign in full business entity name by an authorized representative.

Signature 1	Signature 2	Date (mm/dd/yyyy)

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